UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2022
Date of Report (Date of earliest event reported)

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Exact name of Registrant as specified in its charter)

Delaware	1-2921	44-0382470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Internal Reorganization Agreement

On November 3, 2022, Panhandle Eastern Pipe Line Company, LP (“PEPL”) completed a series of related party transactions pursuant to which PEPL contributed substantially all of its assets to Energy Transfer LP (“ET”). In connection with these transactions and pursuant to the terms of PEPL’s existing indentures, ET succeeded to PEPL’s position as issuer under such indentures, including with respect to the reporting covenants therein. Accordingly, when, and to the extent permitted by applicable rules and regulations, PEPL will no longer make filings with the Securities and Exchange Commission (the “Commission”). For more information regarding the financial condition and results of operations of the issuers under the existing indentures, please see ET’s filings with the Commission.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the supplementals indentures, which are filed as Exhibits 10.1 – 10.3 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included with this Report

Exhibit Number	Description of the Exhibit
10.1	Supplemental Indenture No. 6, dated November 3, 2022, between Panhandle Eastern Pipe Line Company, LP, Energy Transfer LP and the Bank of New York Mellon Trust Company, as Trustee.
10.2	Fifth Supplemental Indenture, dated November 3, 2022, between Panhandle Eastern Pipe Line Company, LP, Energy Transfer LP and the Bank of New York Mellon Trust Company, as Trustee.
10.3	Eighth Supplemental Indenture, dated November 3, 2022, between Panhandle Eastern Pipe Line Company, LP, Energy Transfer LP and the Bank of New York Mellon Trust Company, as Trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANHANDLE EASTERN PIPE LINE COMPANY, LP

November 17, 2022	By:	/s/ Dylan A. Bramhall
	Name:	Dylan A. Bramhall
	Title:	Group Chief Financial Officer